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                                    GE FUNDS

                              AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT

            AGREEMENT, dated as of December   , 1999, among GE Funds, a
Massachusetts Business Trust, on behalf of its series portfolios listed on Appendix A (the "Funds") and GE Investment Management Incorporated, a Delaware Corporation ("GEIM").

            WHEREAS, GEIM serves as investment adviser and administrator to each of the Funds; and

            WHEREAS, the parties to this Agreement have determined that it is in their own interests to limit certain expenses that may be borne by each Fund and desire to limit those expenses.

            NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties to this Agreement agree as follows:

      Section 1  "Other Expense" Limitation.

      If, in any fiscal year, "other expenses" of a Fund exceed applicable expense limitations set forth in Appendix B, the excess expenses shall be borne by GEIM.

      For purposes of this Agreement, "other expenses" of a Fund includes fees for shareholder services other than those borne by a Fund (under a shareholder servicing and distribution plan or an advisory and administration agreement adopted by the Funds). Such fees include custodial fees, legal and accounting fees, printing costs and registration fees, the costs of regulatory compliance and membership in the mutual fund industry trade organization, the costs associated with maintaining the GE Funds' legal existence and the costs involved in communicating with shareholders of the Funds.

      Section 2  Amendment.

      The provisions of this Agreement may be changed, waived or terminated from time to time by the parties hereto. No provision of this Agreement may be so changed, waived or terminated except by an instrument in writing signed by the party against which such change, waiver or termination is sought.



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      Section 3  Term.

      This Agreement shall become effective January 28, 2000 and shall continue until 120 days after each Fund's current fiscal year end, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Board of Directors of the Fund, provided that the continuance is also approved by a majority of the Board of Directors who are not "interested persons" (as defined in the Investment Company Act of 1940) of any party to this agreement.

      Section 4  Governing Law.

      This Agreement shall be governed in accordance with the laws of the State of New York.

      Section 5  Miscellaneous.

      The parties hereto agree that this Agreement is for the benefit and enjoyment of the parties, and that this Agreement confers no right upon any shareholder of the Fund to enforce any provision of this Agreement.



                       **********************************

                           (signature page to follow)

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized corporate officers and their corporate seals to be hereunto affixed, as of the day and year first above written.

                              GE Investment Management Incorporated

                              By:___________________________________
                              Name: Alan M. Lewis
                              Title: Executive Vice President


                              GE Funds

                              By:___________________________________
                              Name:  Michael J. Cosgrove
                              Title: Chairman of the Board and President

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                                                                      Appendix A

                 Series Portfolios of GE Funds (the "Funds")

GE U.S. Equity Fund
GE Premier Growth Equity Fund
GE Value Equity Fund
GE Mid-Cap Growth Fund
GE Mid-Cap Value Equity Fund
GE Small-Cap Value Equity Fund
GE Global Equity Fund
GE International Equity Fund
GE Europe Equity Fund
GE Emerging Markets Fund
GE Fixed Income Fund
GE Government Securities Fund
GE Short-term Government Fund
GE Tax-Exempt Fund
GE High Yield Fund
GE Strategic Investment Fund
GE Money Market Fund

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                                                                      Appendix B

                   Expense Limitations on "Other Expenses"
                   (as a percentage of average net assets)

--------------------------------------------------------------------------------
GE U.S. Equity Fund
     All classes                                          0.25%

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GE Premier Growth Equity Fund
      All Classes                                         0.30%

--------------------------------------------------------------------------------
GE Value Equity Fund
      All Classes                                         0.30%

--------------------------------------------------------------------------------
GE Mid-Cap Growth Fund
      All Classes                                         0.30%

--------------------------------------------------------------------------------
GE Mid-Cap Value Equity Fund
      All Classes                                         0.25%

--------------------------------------------------------------------------------
GE Small-Cap Value Equity Fund
      All Classes                                         0.20%

--------------------------------------------------------------------------------
GE Global Equity Fund
      All Classes                                         0.35%

--------------------------------------------------------------------------------
GE International Equity Fund
      All Classes                                         0.30%

--------------------------------------------------------------------------------
GE Europe Equity Fund
      All Classes                                         0.30%

--------------------------------------------------------------------------------
GE Emerging Markets Fund
      All Classes                                         0.30%

--------------------------------------------------------------------------------
GE Fixed Income Fund
      All Classes                                         0.20%

--------------------------------------------------------------------------------
GE Government Securities Fund
      All Classes                                         0.20%

--------------------------------------------------------------------------------
GE Short-Term Government Fund
      All Classes                                         0.15%

--------------------------------------------------------------------------------
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GE Tax-Exempt Fund
      All Classes                                         0.25%

--------------------------------------------------------------------------------
GE High Yield Fund
      All Classes                                         0.20%

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GE Strategic Investment Fund
      All Classes                                         0.30%

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GE Money Market Fund                                      0.25%

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